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                                                                    EXHIBIT 24.2





                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
   Heartland Communications & Management, Inc.,
   Heartland Capital Corporation and
   ATB Productions, L.L.C.


    We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our reports dated May 18, 1996 (except as to certain information in Note 4 of Heartland Communications & Management, Inc. as to which the date is July 19, 1996), on our audits of the financial statements of Heartland Communications & Management, Inc., Heartland Capital Corporation and ATB Productions, L.L.C., respectively. Each of our reports contains an explanatory paragraph regarding the Companies' ability to continue as going concerns.

    We also consent to the reference to our firm under the caption "Experts" in the Prospectus.


                                                           /s/ BDO Seidman, LLP
                                                                BDO SEIDMAN, LLP

Washington, D.C.
July 24, 1996